                                                                     EXHIBIT 1


                EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

               SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                        Three Months Ended
                                                              May 31,
                                                      ----------------------
                                                         1995         1994
                                                     -----------  -----------


Weighted average shares of common stock............    6,061,700    5,767,500

Impact of dilutive stock options of 357,200
  and 410,400 as of May 31, 1995 and 1994,
respectively...........................                  124,600      364,500
                                                       ---------    ---------
Weighted average shares of common stock............    6,186,300    6,132,000
                                                       =========    =========

                                                        Nine Months Ended
                                                              May 31,
                                                      ----------------------
                                                        1995          1994
                                                     -----------   ----------
Weighted average shares of common stock............    5,965,200    5,727,700

Impact of dilutive stock options of 357,200
  and 410,400 as of May 31, 1995 and 1994,
respectively...........................                  199,600      364,600
                                                       ---------    ---------
Weighted average shares of common stock............    6,164,800    6,092,300
                                                       =========    =========